EXHIBIT 5-a


                 [LETTERHEAD OF SIDLEY AUSTIN BROWN & WOOD LLP]



                                November 9, 2004


Morgan Stanley
1585 Broadway
New York, NY  10036

Ladies and Gentlemen:

         We have acted as counsel to Morgan Stanley, a Delaware corporation (the "Company"), and depositor of Morgan Stanley Capital Trust VI, Morgan Stanley Capital Trust VII, Morgan Stanley Capital Trust VIII, Morgan Stanley Capital Trust IX and Morgan Stanley Capital Trust X, each a statutory trust formed under the laws of the State of Delaware (each, an "Issuer Trust" and, collectively, the "Issuer Trusts"), in connection with the preparation and filing of a registration statement on Form S-3, Registration Numbers 333-117752, 333-117752-01, 333-117752-02, 333-117752-03, 333-117752-04 and 333-117752-05 (as
it may be amended or supplemented from time to time, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to $25,000,000,000 aggregate initial offering price of the following securities (collectively, the "Securities"): (i) debt securities ("Debt Securities"), (ii) warrants to purchase or sell (a) securities issued by the Company or by an entity affiliated or unaffiliated with the Company, a basket of such securities, an index or indices of such securities or any combination of the above, (b) currencies or (c) commodities ("Warrants"), (iii) purchase contracts requiring the holders thereof to purchase or sell (a) securities issued by the Company or by an entity affiliated or unaffiliated with the Company, a basket of such securities, an index or indices of such securities or any combination of the above, (b) currencies or (c) commodities ("Purchase Contracts"), (iv) shares of the Company's common stock, par value $0.01 per share ("Common Stock"), which include rights to purchase the Company's Series A Junior Participating Preferred Stock ("Rights"), (v) shares of the Company's preferred stock, par value $0.01 per share ("Preferred Stock"), to be issued from time to time in one or more series, (vi) an indeterminate number of depositary shares representing fractional interests in shares or multiple shares of the Preferred Stock (the "Depositary Shares"), (vii) Warrants, Purchase Contracts, Common Stock, Preferred Stock and Debt Securities or any combination thereof that may be offered in the form of Units ("Units"), (viii) capital securities of the Issuer Trusts (the "Capital Securities") and (ix) guarantees of the Company with respect to the Capital Securities (the "Guarantees").

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SIDLEY AUSTIN BROWN & WOOD LLP                                          NEW YORK
November 9, 2004
Page 2

         The Debt Securities and certain Purchase Contracts that require the holders thereof to satisfy their obligations thereunder when such Purchase Contracts are issued and settle in cash ("Cash-settled Pre-paid Purchase Contracts" and, together with Purchase Contracts that contain a similar requirement but do not settle in cash, "Pre-paid Purchase Contracts"), if any, are to be issued from time to time as either (a) senior indebtedness of the Company under a senior indenture to be dated as of November 1, 2004, to be entered into between the Company and JPMorgan Chase Bank (the "Senior Debt Trustee"), as trustee (the "Senior Indenture"), (b) subordinated indebtedness of the Company under a subordinated indenture to be dated as of October 1, 2004, to be entered into between the Company and J.P. Morgan Trust Company, National Association (the "Subordinated Debt Trustee"), as trustee (the "Subordinated Indenture"), or (c), in the case of Debt Securities issued and sold by the Company to an Issuer Trust, junior subordinated indebtedness of the Company under a junior subordinated indenture to be dated as of October 1, 2004, to be entered into between the Company and The Bank of New York (the "Junior Subordinated Debt Trustee"), as trustee (the "Junior Subordinated Indenture" and, together with the Senior Indenture and the Subordinated Indenture, the "Indentures"). The Warrants, if any, will be issued under a Warrant Agreement to be entered into between the Company and a bank or trust company, as warrant agent (the "Warrant Agreement"). The Purchase Contracts (other than Cash-settled Pre-paid Purchase Contracts) and Units, if any, may be issued under one or more unit agreements to be entered into among the Company, a bank or trust company, as unit agent, and the holders from time to time of the Units (each such unit agreement, a "Unit Agreement"). Units that include Purchase Contracts that are all Pre-paid Purchase Contracts may be issued under one or more Unit Agreements designed for Units where the holders do not have any further obligations under the Purchase Contracts (such Unit Agreements are referred to as "Unit Agreements Without Holders' Obligations"). Depositary Shares representing fractional interests in shares or multiple shares of Preferred Stock, if any, will be issued under a preferred stock deposit agreement to be entered into among the Company, The Bank of New York, as depositary, and the holders from time to time of depositary receipts issued thereunder (the "Deposit Agreement"). The Rights associated with Common Stock issued in connection with the Registration Statement, if any, will be issued under a rights agreement dated as of April 25, 1995 between the Company and JPMorgan Chase Bank, as successor to Chemical Bank, as rights agent (the "Rights Agent"), as amended by an amendment dated as of February 4, 1997 and a second amendment dated as of June 15, 1999, between the Company and the Rights Agent (as so amended, the "Rights Agreement").

         The Capital Securities of each Issuer Trust will be issued pursuant to an amended and restated trust agreement (each a "Trust Agreement" and, collectively, the "Trust Agreements") of such Issuer Trust to be entered into among the Company, as depositor of such Issuer Trust (the "Depositor"), The Bank of New York, as property trustee, The Bank of New York (Delaware), as Delaware trustee, two individuals selected by the Depositor as administrators with respect to such Issuer Trust and the holders of the Common Securities and the Capital Securities of such Issuer Trust.

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SIDLEY AUSTIN BROWN & WOOD LLP                                          NEW YORK
November 9, 2004
Page 3

         The Indentures and the Rights Agreement and the forms of the Warrant Agreement, the Unit Agreement, the Unit Agreement Without Holders' Obligations, the Deposit Agreement, the Trust Agreements and the Securities are filed or incorporated by reference as exhibits to the Registration Statement.

         In rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records and other documents and certificates as we deemed necessary or appropriate as a basis for the opinions set forth herein. In such examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of all such latter documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company and the Issuer Trusts, had or will have the power, corporate, trust or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. In addition, we have assumed that the Indentures, the Warrant Agreement, the Unit Agreement, the Unit Agreement Without Holders' Obligations, the Deposit Agreement, the Trust Agreements, the Guarantees and the Securities will be executed in substantially the form reviewed by us and that the terms of the Securities will have been established so as not to violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of the Issuer Trusts or their respective property is subject, (ii) any law, rule, or regulation to which the Company or any of the Issuer Trusts is subject, (iii) any judicial or administrative order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. We have also assumed that (i) the stock certificates evidencing the Preferred Stock to be issued will be in a form that complies with, and the terms of such Preferred Stock will be duly established in accordance with, the General Corporation Law of the State of Delaware (the "DGCL"), and (ii) the stock certificates evidencing any Common Stock issued will conform to the specimen certificate examined by us and will be duly executed and delivered. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees and other representatives of the Company, the Issuer Trusts and others.

         Based upon and subject to the foregoing and assuming that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) a prospectus supplement will have been prepared and filed with the Securities and Exchange Commission describing the Securities offered thereby and will comply with all applicable laws; (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in

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SIDLEY AUSTIN BROWN & WOOD LLP                                          NEW YORK
November 9, 2004
Page 4

the Registration Statement and the appropriate prospectus supplement; (v) the Company's Board of Directors (or a committee thereof duly authorized to act on its behalf) (the "Board") and appropriate officers of the Company have taken all necessary corporate action to approve the terms of the Securities and the terms of the offering; and (vi) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; we are of the opinion as follows:

         (i) the Indentures, the Rights Agreement, the Warrant Agreement, the Unit Agreement, the Unit Agreement Without Holders' Obligations, the Deposit Agreement and the Securities, other than the Capital Securities, have been duly authorized by the Company;

         (ii) when the Warrant Agreement and the Unit Agreement and/or the Unit Agreement Without Holders' Obligations, as applicable, have been duly executed and delivered by the Company, the terms of the Debt Securities, the Warrants, the Purchase Contracts and the Units have been established by the officers of the Company given authority to do so by the Board and the Debt Securities, the Warrants, the Purchase Contracts and the Units have been duly authenticated and/or countersigned, executed and issued in accordance with the provisions of the applicable Indenture, the Warrant Agreement, the Unit Agreement and/or the Unit Agreement Without Holders' Obligations, as applicable, respectively, and duly paid for by the purchasers thereof in accordance with the applicable definitive purchase, underwriting or similar agreement, all required corporate action of the Company will have been taken with respect to the issuance and sale of the Debt Securities, the Warrants, the Purchase Contracts and the Units and such Securities will have been validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms;

         (iii) with respect to an offering of any shares of Common Stock, when both (A) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters and (B) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the consideration therefor provided for therein, such shares of Common Stock will be duly and validly issued, fully paid and nonassessable, assuming that a sufficient number of shares of Common Stock is authorized and available for issuance and that the consideration therefor is not less than the par value of the shares of Common Stock;

         (iv) when the shares of Common Stock have been duly and validly issued, the Rights attached to those shares of Common Stock will be duly and validly issued;

         (v) with respect to an offering of any shares of Preferred Stock, when both (A) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a Certificate of Designation relating to such Preferred Stock and the filing of the Certificate of Designation with the Secretary of State of the State of Delaware, and (B)

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SIDLEY AUSTIN BROWN & WOOD LLP                                          NEW YORK
November 9, 2004
Page 5

certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the consideration therefor provided for therein, such shares of Preferred Stock will be duly and validly issued, fully paid and nonassessable, assuming that a sufficient number of shares of Preferred Stock is authorized and available for issuance and that the consideration therefor is not less than the par value of the shares of Preferred Stock;

         (vi) if shares of Common Stock or Preferred Stock are issuable upon conversion, exercise or exchange of Debt Securities, Preferred Stock, Warrants or Purchase Contracts, as applicable, the shares issuable upon conversion, exercise or exchange will be duly and validly issued, fully paid and nonassessable, assuming (i) that the conversion, exercise or exchange of the Debt Securities, Preferred Stock, Warrants or Purchase Contracts, as applicable, is in accordance with the terms of applicable Indenture, Certificate of Designation, Warrant or Purchase Contract, respectively, for the consideration approved by the Board, (ii) that a sufficient number of shares of Common Stock or Preferred Stock, as applicable, is authorized and, in the case of an issuance upon conversion or exchange, reserved and available for issuance and (iii) that the consideration for the shares of Common Stock or Preferred Stock, as applicable, is not less than par value of such shares;

         (vii) when the Deposit Agreement has been duly executed and delivered by the Company and, if applicable, when the Depositary Shares have been duly issued in accordance with the provisions of the Deposit Agreement and paid for by the purchasers thereof in accordance with the applicable definitive purchase, underwriting or similar agreement, such Depositary Shares will represent legal and valid interests in the corresponding shares of Preferred Stock; and

         (viii) when a Guarantee has been duly executed and delivered by the Company, all corporate actions of the Company will have been taken with respect to the issuance of such Guarantee, and such Guarantee will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

         The opinions set forth herein are limited to matters of the laws of the State of New York and the DGCL. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect. Any opinion expressed herein as to enforceability is qualified in that such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors' rights generally, (ii) general principles of equity, regardless of whether such enforcement is considered at a proceeding in equity or at law, (iii) requirements that a claim with respect to Debt Securities that are denominated in a foreign currency (or a foreign currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (iv) governmental authority to limit, delay or prohibit making payments in foreign currency or currency units or payments outside the United States. We note that a judgment for money in an action based on a Security denominated in a foreign currency, currency unit or composite currency in a federal or state court in the United

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SIDLEY AUSTIN BROWN & WOOD LLP                                          NEW YORK
November 9, 2004
Page 6

States ordinarily would be enforced in the United States only in U.S. dollars, although certain states, including the State of New York, provide for the rendering of judgments in foreign currencies. The date used to determine the rate of conversion of the foreign currency, currency unit or composite currency in which a particular Security is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption "Legal Matters" in each of the related prospectuses. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                             Very truly yours,

                                             /s/ Sidley Austin Brown & Wood LLP